Exhibit 99.1

FOR IMMEDIATE RELEASE

Dunkin’ Brands Reports Fourth Quarter and Full Year 2011 Results

Strong finish to 2011 with fourth quarter adjusted net income* up 36.6% driven by 7.4% Dunkin' Donuts U.S. comp store sales increase

CANTON, Mass. (February 9, 2012) – Dunkin’ Brands Group, Inc. (Nasdaq: DNKN), the parent company of Dunkin’ Donuts (DD) and Baskin-Robbins (BR), today reported results for the fourth quarter and fiscal year ended December 31, 2011, periods that included 14 weeks and 53 weeks, respectively.

“We had a strong finish to the year. Our operational execution, innovative product introductions, and break-through marketing are differentiating us competitively and delivering results,” said Nigel Travis, Chief Executive Officer, Dunkin’ Brands Group, Inc., and President, Dunkin’ Donuts U.S. “We continue to grow our brands globally, adding more than 600 net new Dunkin’ Donuts and Baskin-Robbins locations last year. The long-term agreement we signed with our Dunkin’ Donuts franchisee-owned procurement and distribution cooperative was a significant step forward in support of our goal to accelerate the growth of the brand across the U.S. In 2011, we executed our strategy, remained laser-focused on our priorities, and we believe we have positioned the Company to deliver sustainable long-term growth.”

Fourth quarter highlights include:

•	Worldwide system-wide sales grew 15.0% over the fourth quarter of 2010 (system-wide sales grew 8.1% on a 13-week basis)

•	Dunkin’ Donuts U.S. comparable store sales were up 7.4% and Baskin-Robbins U.S. comparable store sales were up 5.8%

•	269 net new Dunkin’ Donuts and Baskin-Robbins locations globally

•	Revenues increased 12.5% over the fourth quarter of 2010 to $168.5 million; on a 13-week basis, revenues increased 7.2% to $160.5 million

•

Operating income increased 0.4% over the fourth quarter of 2010 to $44.6 million; adjusted operating income* increased 31.2% to $73.0 million with adjusted operating income margin* expanding 620 basis points to 43.3%

•	Net income increased $26.8 million over the fourth quarter of 2010 to $11.6 million; adjusted net income increased 36.6% to $36.2 million

•

Diluted earnings per pro forma common share* was $0.10; diluted adjusted earnings per pro forma common share* was $0.30; on a 13-week basis, diluted adjusted earnings per pro forma common share was $0.28

Fiscal year 2011 highlights include:

•	Worldwide system-wide sales grew 9.1% over fiscal year 2010 (system-wide sales grew 7.4% on a 52-week basis)

•	Dunkin’ Donuts U.S. comparable store sales were up 5.1% and Baskin-Robbins U.S. comparable store sales were up 0.5%

•	601 net new Dunkin’ Donuts and Baskin-Robbins locations globally bringing Dunkin’ Brands total points of distribution to 16,794 as of year end

•	Revenues increased 8.8% to $628.2 million from $577.1 million in fiscal year 2010 (revenues increased 7.5% on a 52-week basis)

•	Operating income increased 6.1% to $205.3 million; adjusted operating income increased 16.2% to $270.7 million with adjusted operating income margin expanding 270 basis points to 43.1%

•	Net income increased 28.2% to $34.4 million; adjusted net income increased 15.9% to $101.7 million

•

Diluted earnings per pro forma common share was $0.32; diluted adjusted earnings per pro forma common share was $0.94; on a 52-week basis, diluted adjusted earnings per pro forma common share was $0.93

*	Adjusted operating income, adjusted operating income margin, and adjusted net income are non-GAAP measures reflecting operating income, operating income margin, and net income, determined in accordance with GAAP, as adjusted for certain items. Diluted earnings and adjusted earnings per pro forma common share are also non-GAAP measures reflecting the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal periods. These non-GAAP measures are more fully described below our key financial highlights.

Worldwide system-wide sales growth in the fourth quarter was primarily attributable to Dunkin’ Donuts U.S. comparable store sales growth (which includes stores open 54 weeks or more), global store development, growth in Baskin-Robbins international sales, and the impact of the extra week in 2011.

Dunkin’ Donuts U.S. comparable store sales gains in the fourth quarter were driven by increased average ticket and higher traffic resulting from strong beverage sales growth; differentiated breakfast sandwich limited time offers, including the Smoked Sausage Breakfast Sandwich; sales of Dunkin’ Donuts K-Cup portion packs; and the “What Are You Drinkin’” marketing campaign. Baskin-Robbins U.S. comparable store sales growth was driven by new product news around holiday cakes and cake bites as well as improvements in operational execution.

In the fourth quarter, Dunkin’ Brands franchisees and licensees opened 120 net new Dunkin’ Donuts locations in the U.S. – with more than 80 percent of net openings located outside of the brand’s core markets – and 184 net Dunkin’ Donuts and Baskin-Robbins locations outside the U.S. Additionally, Dunkin’ Donuts U.S. franchisees remodeled 248 restaurants during the quarter and 636 during fiscal year 2011.

Revenues grew by 12.5 percent, or 7.2 percent on a 13-week basis, in the fourth quarter compared to the fourth quarter of 2010, primarily from increased royalty income driven by the increase in system-wide sales, as well as sales of ice cream products.

Operating income was modestly favorable over the fourth quarter of 2010 as a result of the increase in revenues offset by an $18.8 million net non-cash impairment charge related to the Company’s investment in the South Korean joint venture, driven by the performance of the Dunkin’ Donuts business in that country. Adjusted operating income grew 31.2 percent as a result of the leverage enabled by 12.5 percent revenue growth and minimal expense growth.

Net income increased by $26.8 million compared to the fourth quarter of 2010 as a result of a decrease in loss on debt extinguishment and costs associated with the Company’s refinancing in November 2010, offset by an increase in tax expense. Adjusted net income increased $9.7 million, or 36.6 percent, resulting primarily from increased adjusted operating income and a decrease in interest expense, partially offset by an increase in tax expense.

“We had an outstanding 2011, delivering full-year results which exceeded our long-term targets for both revenue and adjusted operating income,” said Neil Moses, Dunkin’ Brands Chief Financial Officer. “Our asset-light franchised business model produced significant revenue growth, high margins and strong free cash flow – as evidenced by the more than $100 million in cash we generated in 2011. We are excited about our prospects and remain focused on executing our growth strategies and delivering shareholder value.”

FOURTH QUARTER 2011 KEY FINANCIAL HIGHLIGHTS

($ in millions, except per share data)	Quarter 4		Increase (Decrease)
	2011	2010	$/#	%
	(14 weeks)	(13 weeks)
Systemwide Sales Growth	15.0%	8.2%
DD U.S. Comparable Store Sales Growth	7.4%	4.7%
BR U.S. Comparable Store Sales Growth	5.8%	-0.8%
Consolidated Net POD Development	269	146	123	84.2%
DD Global PODs at period end	10,083	9,760	323	3.3%
BR Global PODs at period end	6,711	6,433	278	4.3%
Consolidated Global PODs at period end	16,794	16,193	601	3.7%

Revenues	$168.5	149.8	18.7	12.5%
Operating Income	44.6	44.4	0.2	0.4%
Adjusted Operating Income*	73.0	55.7	17.3	31.2%
Net Income (Loss)	11.6	(15.3)	26.8	n/a
Adjusted Net Income*	36.2	26.5	9.7	36.6%
Earnings (Loss) Per Share – Basic and Diluted
Class L	n/a	$1.18	n/a	n/a
Common	$0.10	(1.02)	1.12	n/a
Diluted Adjusted Earnings per Pro Forma Common Share*	$0.30	0.27	0.03	11.1%
Pro Forma Weighted Average Number of Common Shares – Diluted (in millions)	121.0	97.2	23.80	24.5%

(amounts and percentages may not recalculate due to rounding)

FISCAL YEAR 2011 KEY FINANCIAL HIGHLIGHTS

($ in millions, except per share data)	Fiscal Year		Increase (Decrease)
	2011	2010	$/#	%
	(53 weeks)	(52 weeks)
Systemwide Sales Growth	9.1%	6.7%
DD U.S. Comparable Store Sales Growth	5.1%	2.3%
BR U.S. Comparable Store Sales Growth	0.5%	-5.2%
Consolidated Net POD Development	601	800	(199)	-24.9%
DD Global PODs at period end	10,083	9,760	323	3.3%
BR Global PODs at period end	6,711	6,433	278	4.3%
Consolidated Global PODs at period end	16,794	16,193	601	3.7%

Revenues	$628.2	577.1	51.1	8.8%
Operating Income	205.3	193.5	11.8	6.1%
Adjusted Operating Income*	270.7	233.1	37.7	16.2%
Net Income	34.4	26.9	7.6	28.2%
Adjusted Net Income*	101.7	87.8	14.0	15.9%
Earnings (Loss) Per Share – Basic and Diluted
Class L	$6.14	4.87	1.27	26.1%
Common	$(1.41)	(2.04)	0.63	30.9%
Diluted Adjusted Earnings per Pro Forma Common Share*	$0.94	0.90	0.04	4.4%
Pro Forma Weighted Average Number of Common Shares – Diluted (in millions)	107.7	97.1	10.60	10.9%

(amounts and percentages may not recalculate due to rounding)

*	Adjusted operating income, adjusted operating income margin, and adjusted net income are non-GAAP measures reflecting operating income, operating income margin, and net income, determined in accordance with GAAP, further adjusted for amortization of intangible assets, impairment charges, and other non-recurring items, net of the tax impact of such adjustments. Diluted earnings per pro forma common share and diluted adjusted earnings per pro forma common share are non-GAAP measures, calculated using net income and adjusted net income, respectively, and give effect to the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal period. Please refer to “Non-GAAP Measures and Statistical Data,” “Dunkin’ Brands Group, Inc. Non-GAAP Reconciliations,” and “Dunkin’ Brands Group, Inc. Diluted Earnings and Adjusted Earnings per Pro Forma Common Share” for further detail.

###

Conference Call

As previously announced, Dunkin’ Brands will be holding a conference call today at 8:00 am ET hosted by Chief Executive Officer, Nigel Travis, and Chief Financial Officer, Neil Moses. The dial-in number is (866) 393-1607 or (914) 495-8556, conference number 45920513. Dunkin’ Brands will broadcast the conference call live over the Internet at http://investor.dunkinbrands.com. A replay of the conference call will be available on the Company’s website at http://investor.dunkinbrands.com.

The Company’s consolidated statements of operations, condensed consolidated balance sheets, condensed consolidated statements of cash flows and other additional information have been provided with this press release. This information should be reviewed in conjunction with this press release.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risk and uncertainties include, but are not limited to: the ongoing level of profitability of franchisees and licensees; changes in working relationship with our franchisees and licensees and the actions of our franchisees and licensees; our master franchisees’ relationships with sub-franchisees; the strength of our brand in the markets in which we compete; changes in competition within the quick service restaurant segment of the food industry; changes in consumer behavior resulting from changes in technologies or alternative methods of delivery; economic and political conditions in the countries where we operate; our substantial indebtedness; our ability to protect our intellectual property rights; consumer preferences, spending patterns and demographic trends; the success of our growth strategy and international development; changes in commodity and food prices, particularly coffee, dairy products and sugar, and the other operating costs; shortages of coffee; failure of our network and information technology systems; interruptions or shortages in the supply of products to our franchisees and licensees; inability to recover our capital costs; changes in political, legal, economic or other factors in international markets; termination of a master franchise agreement or contracts with the U.S. military; currency exchange rates; the impact of food borne-illness or food safety issues or adverse public or medial opinions regarding the health effects of consuming our products; our ability to collect royalty payments from our franchisees and licensees; uncertainties relating to litigation; changes in regulatory requirements to our and our franchisees and licensees ability to comply with current or future regulatory requirements; review and audit of certain of our tax returns; the ability of our franchisees and licensees to open new restaurants and keep existing restaurants in operation; our ability to retain key personnel; any inability to protect consumer credit card data and catastrophic events.

Forward-looking statements reflect management’s analysis as of the date of this press release. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our prospectus filed with the Securities and Exchange Commission on November 17, 2011. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures and Statistical Data

In addition to the GAAP financial measures set forth in this press release, the Company has provided certain non-GAAP measurements, adjusted operating income, adjusted operating income margin, adjusted net income, diluted earnings per pro forma common share, and diluted adjusted earnings per pro forma common share which present operating results on a basis adjusted for certain items and/or reflecting the conversion of Class L common stock into common. The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally. We also believe these non-GAAP measures provide our investors with useful information regarding our historical operating results. These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Use of the terms adjusted operating income, adjusted operating income margin, adjusted net income, and diluted earnings per pro forma common share, diluted adjusted earnings per pro forma common share may differ from similar measures reported by other companies. Adjusted operating income, adjusted operating income margin, and adjusted net income are reconciled from the respective measures determined under GAAP in the attached table “Dunkin’ Brands Group, Inc. Non-GAAP Reconciliation.”

On August 1, 2011, the Company completed an initial public offering in which 22,250,000 shares of common stock were sold at an initial public offering price of $19.00 per share. Immediately prior to the offering, each share of the Company’s Class L common stock converted into 2.4338 shares of common stock. The number of common shares used in the calculations of diluted earnings per pro forma common share and diluted adjusted earnings per pro forma common share for the fiscal year ended December 31, 2011 and the three months and fiscal year ended December 25, 2010 give effect to the conversion of all outstanding shares of Class L common stock at the conversion factor of 2.4338 common shares for each Class L share, as if the conversion was completed at the beginning of the respective fiscal period. The calculations of diluted earnings per pro forma common share and diluted adjusted earnings per pro forma common share also include the dilutive effect of common restricted shares and stock options, using the treasury stock method. Shares sold in the offering are included in the diluted earnings per pro forma common share and diluted adjusted earnings per pro forma common share calculations beginning on the date that such shares were actually issued. Diluted adjusted earnings per pro forma common share is calculated using adjusted net income, as defined above. See the attached table “Dunkin’ Brands Group, Inc. Diluted Earnings and Adjusted Earnings per Pro Forma Common Share” for further detail.

Additionally, the Company has included metrics such as worldwide system-wide sales growth and comparable store sales growth, which are commonly used statistical measures in the quick-service restaurant industry and are important to understanding Company performance.

The Company uses “System-wide sales growth” to refer to the percentage change in sales at both franchisee- and company-owned restaurants from the comparable period of the prior year. Changes in system-wide sales are driven by changes in average comparable store sales and changes in the number of restaurants.

The Company uses “DD U.S. comparable store sales growth” and “BR U.S. comparable store sales growth,” which are calculated by including only sales from franchisee- and company-owned restaurants that have been open at least 54 weeks and that have reported sales in the current and comparable prior year week.

Fiscal year 2011 and the fourth quarter of 2011 include 53 weeks and 14 weeks, respectively. Certain financial measures and other metrics in this release have been presented on a 52-week and 13-week basis for fiscal year 2011 and the fourth quarter of 2011, respectively, to provide improved comparability to the respective prior year periods. Such financial measures and metrics reflect our estimate of the impact of the additional week on system-wide sales, revenues, and expenses.

About Dunkin’ Brands

With more than 16,500 points of distribution in nearly 60 countries worldwide, Dunkin’ Brands Group, Inc. (Nasdaq: DNKN) is one of the world’s leading franchisors of quick service restaurants (QSR) serving hot and cold coffee and baked goods, as well as hard-serve ice cream. At the end of 2011, Dunkin’ Brands’ nearly 100 percent franchised business model included more than 10,000 Dunkin’ Donuts restaurants and more than 6,500 Baskin-Robbins restaurants. For the full-year 2011, the company had system-wide sales of approximately $8.4 billion. Dunkin’ Brands Group, Inc. is headquartered in Canton, Mass.

Contact(s):

Stacey Caravella (Investors)	Karen Raskopf (Media)
Director, Investor Relations	SVP, Corporate Communications
Dunkin’ Brands, Inc.	Dunkin’ Brands, Inc.
investor.relations@dunkinbrands.com	karen.raskopf@dunkinbrands.com
781-737-3200	781-737-5200

FISCAL YEAR 2011 SEGMENT RESULTS BY QUARTER

Dunkin’ Donuts U.S.	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Fiscal Year 2011
	($ in thousands except as otherwise noted)
Comparable store sales growth	2.8%	3.8%	6.0%	7.4%	5.1%
Systemwide sales growth	5.3%	6.0%	8.3%	17.4%	9.4%
Franchisee reported sales (in millions)	$1,299.0	1,463.0	1,501.4	1,655.4	5,918.8

Revenues:
Royalty income	$69,305	78,321	80,659	88,918	317,203
Franchise fees	5,210	5,580	9,653	9,462	29,905
Rental income	20,664	22,665	22,259	21,002	86,590
Other revenues	1,045	817	1,327	841	4,030

Total revenues	$96,224	107,383	113,898	120,223	437,728

Segment profit	$70,708	82,605	88,992	92,003	334,308

Points of distribution	6,799	6,838	6,895	7,015	7,015
Gross openings	52	71	91	160	374
Net openings	27	39	57	120	243

Dunkin’ Donuts International	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Fiscal Year 2011
	($ in thousands except as otherwise noted)
Systemwide sales growth	10.0%	10.3%	13.7%	2.9%	9.1%
Franchisee reported sales (in millions)	$153.1	162.4	161.5	159.6	636.7

Revenues:
Royalty income	$3,106	3,191	3,175	3,185	12,657
Franchise fees	673	567	405	649	2,294
Rental income	85	79	49	45	258
Other revenues	6	(7)	40	5	44

Total revenues	$3,870	3,830	3,669	3,884	15,253

Segment profit	$3,180	3,150	2,496	2,702	11,528

Points of distribution	3,006	3,029	3,005	3,068	3,068
Gross openings	84	82	70	105	341
Net openings	18	23	(24)	63	80

Baskin Robbins U.S.	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Fiscal Year 2011
	($ in thousands except as otherwise noted)
Comparable store sales growth	0.5%	-2.8%	1.7%	5.8%	0.5%
Systemwide sales growth	0.2%	-5.1%	-0.1%	11.1%	0.4%
Franchisee reported sales (in millions)	$101.8	148.7	148.1	97.2	495.9

Revenues:
Royalty income	$5,108	7,509	7,488	5,072	25,177
Franchise fees	376	299	357	239	1,271
Rental income	1,218	1,184	1,180	962	4,544
Sales of ice cream products	542	586	566	529	2,223
Other revenues	1,801	2,786	2,412	1,549	8,548

Total revenues	$9,045	12,364	12,003	8,351	41,763

Segment profit	$4,299	6,927	6,963	2,715	20,904

Points of distribution	2,523	2,510	2,492	2,457	2,457
Gross openings	10	13	12	14	49
Net openings	(24)	(13)	(18)	(35)	(90)

Baskin Robbins International	Q1 2011	Q2 2011	Q3 2011	Q4 2011	Fiscal Year 2011
	($ in thousands except as otherwise noted)
Systemwide sales growth	5.2%	15.3%	13.0%	10.9%	11.6%
Franchisee reported sales (in millions)	$236.9	354.0	390.7	310.5	1,292.1

Revenues:
Royalty income	$1,836	2,292	2,489	1,805	8,422
Franchise fees	345	380	336	532	1,593
Rental income	151	153	157	155	616
Sales of ice cream products	22,174	24,639	25,025	26,007	97,845
Other revenues	156	(67)	83	(69)	103

Total revenues	$24,662	27,397	28,090	28,430	108,579

Segment profit	$8,163	10,453	14,453	10,464	43,533

Points of distribution	3,959	4,050	4,133	4,254	4,254
Gross openings	135	148	126	162	571
Net openings	73	91	83	121	368

Fiscal year totals may not recalculate due to rounding

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three months ended		Fiscal year ended
	December 31, 2011	December 25, 2010	December 31, 2011	December 25, 2010
Revenues:
Franchise fees and royalty income	$109,814	96,907	398,474	359,927
Rental income	22,195	21,295	92,145	91,102
Sales of ice cream products	26,536	19,873	100,068	84,989
Other revenues	9,960	11,701	37,511	41,117

Total revenues	168,505	149,776	628,198	577,135

Operating costs and expenses:
Occupancy expenses - franchised restaurants	13,600	14,592	51,878	53,739
Cost of ice cream products	19,534	14,607	72,329	59,175
General and administrative expenses, net	61,217	60,537	240,625	223,620
Depreciation	6,147	6,200	24,497	25,359
Amortization of other intangible assets	6,919	7,152	28,025	32,467
Impairment charges	840	4,120	2,060	7,075

Total operating costs and expenses	108,257	107,208	419,414	401,435
Equity in net income (loss) of joint ventures:
Net income, excluding impairment	4,071	1,812	16,277	17,825
Impairment charge, net of tax (a)	(19,752)	—	(19,752)	—

Total equity in net income (loss) of joint ventures	(15,681)	1,812	(3,475)	17,825

Operating income	44,567	44,380	205,309	193,525

Other income (expense):
Interest income	220	182	623	305
Interest expense	(18,167)	(32,116)	(105,072)	(112,837)
Loss on debt extinguishment and refinancing transactions	—	(58,262)	(34,222)	(61,955)
Other gains, net	186	441	175	408

Total other expense	(17,761)	(89,755)	(138,496)	(174,079)

Income (loss) before income taxes	26,806	(45,375)	66,813	19,446

Provision (benefit) for income taxes	15,215	(30,119)	32,371	(7,415)

Net income (loss)	$11,591	(15,256)	34,442	26,861

Earnings (loss) per share:
Class L - basic and diluted	n/a	$1.18	6.14	4.87
Common - basic and diluted	$0.10	(1.02)	(1.41)	(2.04)

(a)

The $19.8 million impairment charge recorded in the fourth quarter of 2011 relates to our investment in the South Korea joint venture, and resulted from declines in operating performance in the Dunkin’ Donuts business in that country. The impairment charge was allocated to the underlying intangible and long-lived assets of the joint venture, which resulted in a reduction in depreciation and amortization, net of tax, (and a reduction in the equity in net loss of joint ventures) of $1.0 million in the fourth quarter of 2011.

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2011	December 25, 2010
Assets

Current assets:
Cash and cash equivalents	$246,715	134,100
Accounts, notes, and other receivable, net	58,787	79,943
Other current assets	100,972	70,334

Total current assets	406,474	284,377

Property and equipment, net	185,360	193,273
Investments in joint ventures	164,636	169,276
Goodwill and other intangible assets, net	2,398,211	2,424,312
Other assets	69,337	76,050

Total assets	$3,224,018	3,147,288

Liabilities, Common Stock, and Stockholders’ Equity (Deficit)

Current liabilities:
Current portion of long-term debt	$14,965	12,500
Accounts payable	9,651	9,822
Other current liabilities	291,924	258,233

Total current liabilities	316,540	280,555

Long-term debt, net	1,453,344	1,847,016
Deferred income taxes, net	578,660	586,337
Other long-term liabilities	129,538	127,139

Total long-term liabilities	2,161,542	2,560,492

Common stock, Class L	—	840,582

Total stockholders’ equity (deficit)	745,936	(534,341)

Total liabilities, common stock, and stockholders’ equity (deficit)	$3,224,018	3,147,288

DUNKIN’ BRANDS GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Fiscal year ended
	December 31, 2011	December 25, 2010

Cash flows from operating activities:
Net income	$34,442	26,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,522	57,826
Loss on debt extinguishment and refinancing transactions	34,222	61,955
Deferred income taxes	(11,363)	(28,389)
Equity in net loss (income) of joint ventures	3,475	(17,825)
Dividends received from joint ventures	7,362	6,603
Other non-cash adjustments, net	9,126	10,997
Change in operating assets and liabilities:
Restricted cash	—	101,675
Accounts, notes, and other receivables, net	19,123	(11,815)
Other current liabilities	17,904	29,384
Liabilities of advertising funds, net	(3,572)	(346)
Other, net	(538)	(7,922)

Net cash provided by operating activities	162,703	229,004

Cash flows from investing activities:
Additions to property and equipment	(18,596)	(15,358)
Other, net	(1,211)	(249)

Net cash used in investing activities	(19,807)	(15,607)

Cash flows from financing activities:
Proceeds from (repayment of) long-term debt, net	(404,608)	388,390
Payment of deferred financing and other debt-related costs	(20,087)	(34,979)
Proceeds from initial public offering, net of offering costs	389,961	—
Proceeds from issuance of common stock, net	3,213	895
Repurchases of common stock	(286)	(3,890)
Dividends paid on Class L common stock	—	(500,002)
Change in restricted cash	—	16,144
Other, net	1,733	859

Net cash used in financing activities	(30,074)	(132,583)

Effect of exchange rates on cash and cash equivalents	(207)	76

Increase in cash and cash equivalents	112,615	80,890

Cash and cash equivalents, beginning of period	134,100	53,210

Cash and cash equivalents, end of period	$246,715	134,100

DUNKIN’ BRANDS GROUP, INC.

Diluted Earnings and Adjusted Earnings per Pro Forma Common Share

(Unaudited)

	Three months ended		Fiscal year ended
	December 31, 2011	December 25, 2010	December 31, 2011	December 25, 2010
Diluted earnings per pro forma common share:
Net income (in thousands)	$11,591	(15,256)	34,442	26,861

Pro forma weighted average number of common shares – diluted:
Weighted average number of Class L shares over period in which Class L shares were outstanding (a)	—	22,804,162	22,845,378	22,806,796
Adjustment to weight Class L shares over respective fiscal period (a)	—	—	(9,790,933)	—

Weighted average number of Class L shares over respective fiscal period	—	22,804,162	13,054,445	22,806,796
Class L conversion factor	2.4338	2.4338	2.4338	2.4338

Weighted average number of converted Class L shares	—	55,501,357	31,772,244	55,507,768
Weighted average number of common shares	119,486,311	41,318,442	74,835,697	41,295,866

Pro forma weighted average number of common shares – basic	119,486,311	96,819,799	106,607,941	96,803,634
Incremental dilutive common shares (b)	1,551,701	387,139	1,064,587	275,844

Pro forma weighted average number of common shares – diluted	121,038,012	97,206,938	107,672,528	97,079,478

Diluted earnings per pro forma common share	$0.10	(0.16)	0.32	0.28

Diluted adjusted earnings per pro forma common share:
Adjusted net income (in thousands)	$36,162	26,464	101,744	87,759
Pro forma weighted average number of common shares – diluted	121,038,012	97,206,938	107,672,528	97,079,478

Diluted adjusted earnings per pro forma common share	$0.30	0.27	0.94	0.90

Impact of extra week (c)	(0.02)	—	(0.01)	—

Diluted adjusted earnings per pro forma common share, 13-week / 52-week basis	$0.28	0.27	0.93	0.90

(a)

The weighted average number of Class L shares in the actual Class L earnings per share calculation for the fiscal year ended December 31, 2011 represents the weighted average from the beginning of the period up through the date of conversion of the Class L shares into common shares. As such, the pro forma weighted average number of common shares includes an adjustment to the weighted average number of Class L shares outstanding to reflect the length of time the Class L shares were outstanding prior to conversion relative to the twelve month period. The converted Class L shares are already included in the weighted average number of common shares outstanding for the period after their conversion.

(b)	Represents the dilutive effect of restricted shares and stock options, using the treasury stock method.
(c)

The three months and fiscal year ended December 31, 2011 include 14 weeks and 53 weeks, respectively, as compared to 13 weeks and 52 weeks for the three months and fiscal year ended December 25, 2010, respectively. The impact of the extra week in the three months and fiscal year ended December 31, 2011 reflects our estimate of the additional week in those fiscal periods on certain revenues and expenses, net of tax.

DUNKIN’ BRANDS GROUP, INC.

Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three months ended		Fiscal year ended
	December 31, 2011	December 25, 2010	December 31, 2011	December 25, 2010
Total revenues	$168,505	149,776	628,198	577,135

Impact of extra week (a)	(8,005)	—	(8,005)	—

Total revenues, 13-week / 52-week basis	$160,500	149,776	620,193	577,135

Operating income	$44,567	44,380	205,309	193,525

Operating income margin	26.4%	29.6%	32.7%	33.5%

Adjustments:
Sponsor termination fee	—	—	14,671	—
Amortization of other intangible assets	6,919	7,152	28,025	32,467
Impairment charges	840	4,120	2,060	7,075
Korea joint venture impairment, net (b)	18,776	—	18,776	—
Secondary offering costs	1,899	—	1,899	—

Adjusted operating income	$73,001	55,652	270,740	233,067

Adjusted operating income margin	43.3%	37.2%	43.1%	40.4%

Net income (loss)	$11,591	(15,256)	34,442	26,861

Adjustments:
Sponsor termination fee	—	—	14,671	—
Amortization of other intangible assets	6,919	7,152	28,025	32,467
Impairment charges	840	4,120	2,060	7,075
Korea joint venture impairment, net (b)	18,776	—	18,776	—
Secondary offering costs	1,899	—	1,899	—
Loss on debt extinguishment and refinancing transactions	—	58,262	34,222	61,955
Tax impact of adjustments (c)	(3,863)	(27,814)	(32,351)	(40,599)

Adjusted net income	$36,162	26,464	101,744	87,759

(a)

The three months and fiscal year ended December 31, 2011 include 14 weeks and 53 weeks, respectively, as compared to 13 weeks and 52 weeks for the three months and fiscal year ended December 25, 2010, respectively. The impact of the extra week in the three months and fiscal year ended December 31, 2011 reflects our estimate of the additional week in those fiscal periods on certain revenues.

(b)

Amount consists of an impairment of the investment in the Korea joint venture of $19.8 million, less a reduction in depreciation and amortization, net of tax, of $1.0 million resulting from the allocation of the impairment charge to the underlying intangible and long-lived assets of the joint venture.

(c)

Tax impact of adjustments calculated at a 40% effective tax rate for each period presented, excluding the Korea joint venture impairment charge in fiscal year 2011 as there was no tax impact related to that charge.